EXHIBIT 10.7

April 1, 2009
Confidential

ALLIXON Co., Ltd.
#1564-1, Seojin Bldg., 3rd Floor
Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874

To:	Allixon Co., Ltd.
Attn:	Allixon Consortium for the Thailand RFID-based Airport Projects
From:	Alien Technology Asia

We, Alien Technology Asia, provide Allixon Co., Ltd. with official authorization as the exclusive supplier of Alien RFID products for Thailand RFID-based Airport Projects.

1.  Sales Territory : Thailand RFID-based Airport Projects
2.  Effective Period: 2010.03.31
 >Effective Period can be extended by mutual agreement before the end of expiry date.

/s/ Justin Chou
Authorized Signature
(2009.04.01)